As filed with the Securities and Exchange Commission on September 17, 2020

File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BioVie Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	46-2510769
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2120 Colorado Avenue, #230
Santa Monica, California 90404
(310) 444-4300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Terren S. Peizer
Chief Executive Officer
℅ BioVie Inc.
2120 Colorado Avenue, #230
Santa Monica, California 90404
(310) 444-4300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mitchell Nussbaum, Esq. Norwood Beveridge, Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Phone: (212) 407-4000 Fax: (212) 407-4990	Jolie Kahn, Esq. 12 East 49th Street, 11th Floor New York, NY 10017 Phone: (516) 217-6379 Fax: (866) 705-3071

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-231136

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities To be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	299,980	$10.00	$2,999,800	$389.37
Underwriters’ Common Stock Purchase Warrants	-	-	-	- (2)
Shares of Class A Common Stock, par value $0.0001 per share, underlying Underwriters’ Common Stock Purchase Warrants(3)	14,999	$12.50	$187,487.50(4)	$24.34
Total	314,979		$3,187,287	$413.71(5)

(1)	Represents only the additional number of shares being registered. Does not include the securities the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-231136).
(2)	No fee required pursuant to Rule 457(g).
(3)	We have agreed to issue warrants exercisable within five years after the effective date of this registration statement representing 5% of the securities placed in the offering by the representative of the underwriters (the “Underwriters’ Warrants”). Resales of the Underwriters’ Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares issuable upon exercise of the Underwriters’ Warrants are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting.”
(4)	Represents 5% of the shares to be sold in this offering including shares that may be sold upon exercise of the underwriters’ overallotment option, which is the maximum the representative of the underwriters may receive in the event it places all of the securities offered hereby. The Underwriters’ Warrants are exercisable at a per share price equal to 125% of the common stock public offering price. Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	Paid herewith.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed with respect to the registration, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of $3,187,287 of shares of Class A common stock, par value $0.0001 per share, of BioVie Inc. (the “Registrant”), a Nevada corporation, including shares that may be purchased by the underwriters to cover over-allotments, if any, and warrants issuable to the representative of the underwriters, the resale of which is being registered hereby. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231136) (the “Prior Registration Statement”), initially filed by the Registrant on April 30, 2019 and declared effective by the Securities and Exchange Commission (the “Commission”) on September 17, 2020. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee Table of the Prior Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registrant's Registration Statement on Form S-1, as amended (File No. 333-231136), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.2	Consent of EisnerAmper LLP
24.1	Power of Attorney (included on signature pages to the Registration Statement on Form S-1 (File No. 333-231136) and incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California on September 17, 2020.

BIOVIE INC. /s/ Terren S. Peizer By: ___________________________________________________
Terren S. Peizer Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Terren Peizer	Chairman and Chief Executive Officer	September 17, 2020
Terren Peizer	(Principal Executive Officer)

/s/ Joanne Wendy Kim	Chief Financial Officer and Corporate Secretary	September 17, 2020
Joanne Wendy Kim	(Principal Financial Officer)

/s/ Jonathan Adams	President and Chief Operating Officer	September 17, 2020
Jonathan Adams

*	Director	September 17, 2020
Cuong Do

*	Director	September 17, 2020
Jim Lang

*	Director	September 17, 2020
Michael Sherman

*	Director	September 17, 2020
Richard J. Berman

*	Director	September 17, 2020
Steve Golin

*	Director	September 17, 2020
Bob Hariri

*	Director	September 17, 2020
Sigmund Rogich

*By: /s/ Terren Peizer	Attorney-in-fact	September 17, 2020
Terren Peizer